As Filed With the Securities and Exchange Commission on December 22, 2017
Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
UNITED NATURAL FOODS, INC.
(Exact name of registrant as specified in its charter)

Delaware	05-0376157
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

313 Iron Horse Way Providence, Rhode Island 02908
(Address of Principal Executive Offices) (Zip Code)

UNITED NATURAL FOODS, INC. SECOND AMENDED AND RESTATED 2012 EQUITY INCENTIVE PLAN
(Full title of the plan)

Michael P. Zechmeister Chief Financial Officer 313 Iron Horse Way Providence, Rhode Island 02908 (401) 528-8634
(Name, address, and telephone number of Registrant’s agent for service)

Copy to:
Joseph J. Traficanti Senior Vice President and General Counsel 313 Iron Horse Way Providence, Rhode Island 02908 (401) 528-8634

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer __
Non-accelerated filer __ (Do not check if a smaller reporting company)	Smaller reporting company __
Emerging growth company __
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. __

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value per share	1,800,000 shares	$50.06	$90,108,000	$11,218.45
(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement includes an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Pursuant to Rule 457(h)(1) and (c) under the Securities Act, the offering price is estimated solely for the purpose of calculating the registration fee on the basis of the average of the high ($50.45) and low ($49.67) prices of the Registrant’s Common Stock on the Nasdaq Global Select Market on December 21, 2017.

EXPLANATORY NOTE

This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering additional shares of common stock, par value $0.01 per share (the “Common Stock”), of United Natural Foods, Inc., a Delaware corporation (the “Registrant”), issuable pursuant to the United Natural Foods, Inc. Second Amended and Restated 2012 Equity Incentive Plan. The contents of the Registrant’s previously filed Registration Statements on Form S-8 (File Nos. 333-185637 and 333-208695), filed with the Securities and Exchange Commission (the “Commission”) on December 21, 2012 and December 22, 2015, respectively, are hereby incorporated by reference.

Item 8.    Exhibits.

Exhibit Number	Description
4.1
Certificate of Incorporation of the Registrant, as amended (restated for Commission filing purposes only) (incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended January 1, 2015 (File No. 001-15723))

4.2	Third Amended and Restated Bylaws of the Registrant (incorporated by reference to the Registrant's Current Report on Form 8-K, filed on September 12, 2016 (File No. 001-15723))
5.1*	Opinion of Bass, Berry & Sims PLC
23.1*	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page of this Registration Statement)
99.1
United Natural Foods, Inc. Second Amended and Restated 2012 Equity Incentive Plan (filed as Appendix A to the Registrant’s Supplement to Proxy Statement for the Annual Meeting held on December 13, 2017, on Schedule 14A, filed with the Commission on December 5, 2017 (File No. 001-15723) and incorporated by reference herein)

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Providence, State of Rhode Island, on December 22, 2017.

UNITED NATURAL FOODS, INC.

By:	/s/ MICHAEL P. ZECHMEISTER
Michael P. Zechmeister
Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Steven L. Spinner and Michael P. Zechmeister as his/her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.

This power of attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Providence, State of Rhode Island, on December 22, 2017.

UNITED NATURAL FOODS, INC.

By:	/s/ MICHAEL P. ZECHMEISTER
Michael P. Zechmeister
Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Steven L. Spinner and Michael P. Zechmeister as his/her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.

This power of attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ STEVEN L. SPINNER	President, Chief Executive Officer and Chairman (Principal Executive Officer)	December 22, 2017
Steven L. Spinner
/s/ MICHAEL P. ZECHMEISTER	Chief Financial Officer (Principal Financial and Accounting Officer)	December 22, 2017
Michael P. Zechmeister
/s/ ERIC F. ARTZ	Director	December 22, 2017
Eric F. Artz
/s/ ANN TORRE BATES	Director	December 22, 2017
Ann Torre Bates
/s/ DENISE M. CLARK	Director	December 22, 2017
Denise M. Clark
/s/ DAPHNE J. DUFRESNE	Director	December 22, 2017
Daphne J. Dufresne
/s/ MICHAEL S. FUNK	Director	December 22, 2017
Michael S. Funk
/s/ JAMES P. HEFFERNAN	Director	December 22, 2017
James P. Heffernan
/s/ PETER A. ROY	Director	December 22, 2017
Peter A. Roy